EXHIBIT 99.1

Zoetis Announces First Quarter 2025 Results

•Reports Revenue of $2.2 Billion, Growing 1%, and Net Income of $631 Million, or $1.41 per Diluted Share, Increasing 5% and 8%, Respectively, on a Reported Basis for First Quarter 2025
•Delivers 9% Organic Operational Growth in Revenue and 6% Organic Operational Growth in Adjusted Net Income for First Quarter 2025
•Reports Adjusted Net Income of $662 Million, or Adjusted Diluted EPS of $1.48, for First Quarter 2025
•Updates Full Year 2025 Revenue Guidance to $9.425 - $9.575 Billion to Reflect the Impact of Foreign Exchange and Maintains Guidance for Organic Operational Revenue Growth of 6% to 8%
•Updates Full Year 2025 Guidance for Organic Operational Growth in Adjusted Net Income to 5% to 7% to Reflect the Impact of Enacted Tariffs
•Updates Guidance for Diluted EPS on an Adjusted Basis to $6.20 to $6.30 to Reflect the Impact of Foreign Exchange and Enacted Tariffs

PARSIPPANY, N.J. – May 6, 2025 – Zoetis Inc. (NYSE:ZTS) today reported its financial results for the first quarter of 2025 and updated its full year 2025 guidance.

The company reported revenue of $2.2 billion for the first quarter of 2025, an increase of 1% compared with the first quarter of 2024. On an organic operational1 basis, revenue for the first quarter of 2025 increased 9% compared with the first quarter of 2024. Net income for the first quarter of 2025 was $631 million, or $1.41 per diluted share, an increase of 5% and 8%, respectively, on a reported basis.

Adjusted net income2 for the first quarter of 2025 was $662 million, or $1.48 per diluted share, an increase of 4% and 7%, respectively, on a reported basis, and an increase of 6% and 8%, respectively, on an organic operational basis. Adjusted net income for the first quarter of 2025 excludes the net impact of $31 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Zoetis achieved strong results for the first quarter of 2025, driven by demand for our innovative products and our focus on delivering for our customers. It is a testament to our colleagues’ unwavering
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dedication and excellence in agility that we reported organic operational revenue growth of 9%," said Kristin Peck, Chief Executive Officer of Zoetis. "These results reinforce the essential nature of our business, the strength of our diversified portfolio across markets and species and the preference for our innovative products. While the external environment continues to evolve, we remain agile, disciplined and focused on supporting our customers and the animals in their care while continuing our commitment to deliver value to shareholders.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the first quarter of 2025:
•Revenue in the U.S. segment was $1.2 billion, an increase of 2% compared with the first quarter of 2024 and an increase of 6% on an organic operational basis. Sales of companion animal products increased 8%, driven by Simparica Trio®, the company’s flea tick and heartworm combination product, key dermatology products Apoquel® and Cytopoint®, and monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Other contributing factors to growth include diagnostic products, which benefited from a favorable comparative period due to last year's channel strategy change. This was offset by lower vaccine sales as a result of a competitor stock out in the same quarter last year. Sales of livestock products declined 21% in the quarter, largely due to the divestiture of the medicated feed additive (MFA) product portfolio and related assets. On an organic operational basis, sales of livestock products declined 2%.

•Revenue in the International segment was $1.0 billion, flat on a reported basis and an increase of 11% on an organic operational basis compared with the first quarter of 2024. Sales of companion animal products grew 4% on a reported basis and 10% operationally3. Growth in the quarter was driven by the company's innovative companion animal products including, parasiticides products Simparica® and Simparica Trio, key dermatology products Apoquel and Cytopoint, and monoclonal antibodies for OA pain, Librela and Solensia. Sales of livestock products declined 4% on a reported basis, largely due to foreign exchange and the divestiture of the medicated feed additive (MFA) product portfolio and related assets. On an organic operational basis, sales of livestock products increased 12%, driven largely by sales of the company’s cattle products in Brazil and other emerging markets, as well as increased vaccine sales in key salmon markets.
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INVESTMENTS IN GROWTH
Zoetis continues to advance innovation and care for animals across the globe. Since its last quarterly earnings announcement, Simparica Trio gained a new label indication in the U.S. to prevent Dipylidium caninum (flea tapeworm) infections by killing Ctenocephalides felis vector fleas in treated dogs. With this approval, Simparica Trio is the only canine combination parasiticide indicated to prevent flea tapeworm infections, at the source, by killing vector fleas before transmission. Simparica Trio also received approval in South Korea. Revolution® Plus (selamectin/sarolaner), a topical combination product that treats ticks, fleas, ear mites, lice and gastrointestinal worms and prevents heartworm disease in cats, received approval in the U.K. for an additional claim related to efficacy against notoedres mange.

On the livestock side of the business, the company received a conditional license for its Avian Influenza Vaccine, H5N2 Subtype, Killed Virus, for use in chickens, in the U.S. and Canada. Zoetis also received approval in the EU and Brazil for Poulvac® Procerta® HVT-IBD-ND, a part of the company’s recombinant vector vaccine portfolio for poultry, which provides early, robust protection against Marek’s, infectious bursal and Newcastle disease viruses with one dose. Poulvac Procerta HVT-IBD, which provides protection against Marek’s and infectious bursal viruses, was approved in the U.K. Also in the U.K., Poulvac IB Primer and Poulvac IB QX received approval for an association claim that includes cross protection against 793B and variant 2 strains of infectious Bronchitis virus (IBV) and Suvaxyn® PRRS MLV received approval for an additional claim related to use in lactating sows.

FINANCIAL GUIDANCE
Zoetis is updating its full year 2025 guidance.
•Revenue between $9.425 billion to $9.575 billion (maintains guidance for organic operational growth of 6% to 8%)
•Reported net income between $2.630 billion to $2.680 billion
•Adjusted net income between $2.775 billion to $2.825 billion (organic operational growth of 5% to 7%)
•Reported diluted EPS of $5.85 to $5.95
•Adjusted diluted EPS between $6.20 to $6.30

This guidance reflects foreign exchange rates as of late April and the impact of enacted tariffs. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review first quarter 2025 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on May 6, 2025.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock producers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $9.3 billion in 2024 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
3 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly
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Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended
	March 31,
	2025	2024	% Change
Revenue	$2,220	$2,190	1
Costs and expenses:
Cost of sales	622	643	(3)
Selling, general and administrative expenses	563	547	3
Research and development expenses	157	162	(3)
Amortization of intangible assets	32	37	(14)
Restructuring charges and certain acquisition and divestiture-related costs	—	4	*
Interest expense, net of capitalized interest	54	58	(7)
Other (income)/deductions–net	(18)	(8)	*
Income before provision for taxes on income	810	747	8
Provision for taxes on income	179	148	21
Net income before allocation to noncontrolling interests	631	599	5
Less: Net income/(loss) attributable to noncontrolling interests	—	—	*
Net income attributable to Zoetis Inc.	$631	$599	5

Earnings per share attributable to Zoetis—basic	$1.41	$1.31	8

Earnings per share attributable to Zoetis—diluted	$1.41	$1.31	8

Weighted-average shares used to calculate earnings per share
Basic	447.6	458.0
Diluted	448.0	458.8

(a)    The condensed consolidated statements of income present the three months ended March 31, 2025 and 2024. Subsidiaries operating outside the United States are included for the three months ended February 28, 2025 and February 29, 2024.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended March 31, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs	Certain Significant Items(1)	Non-GAAP Adjusted(b)
Cost of sales	$622	$(1)	$—	$(1)	$620
Gross profit	1,598	1	—	1	1,600
Selling, general and administrative expenses	563	(3)	—	(6)	554
Research and development expenses	157	—	—	—	157
Amortization of intangible assets	32	(28)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	—	—	—	—	—
Other (income)/deductions–net	(18)	—	—	1	(17)
Income before provision for taxes on income	810	32	—	6	848
Provision for taxes on income	179	7	—	—	186
Net income attributable to Zoetis	631	25	—	6	662
Earnings per common share attributable to Zoetis–diluted	1.41	0.06	—	0.01	1.48

	Three Months Ended March 31, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs	Certain Significant Items(1)	Non-GAAP Adjusted(b)
Cost of sales	$643	$(1)	$—	$—	$642
Gross profit	1,547	1	—	—	1,548
Selling, general and administrative expenses	547	(3)	—	—	544
Research and development expenses	162	(1)	—	—	161
Amortization of intangible assets	37	(32)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	4	—	—	(4)	—
Other (income)/deductions–net	(8)	—	—	(2)	(10)
Income before provision for taxes on income	747	37	—	6	790
Provision for taxes on income	148	8	—	—	156
Net income attributable to Zoetis	599	29	—	6	634
Earnings per common share attributable to Zoetis–diluted	1.31	0.06	—	0.01	1.38
(a)    The condensed consolidated statements of income present the three months ended March 31, 2025 and 2024. Subsidiaries operating outside the United States are included for the three months ended February 28, 2025 and February 29, 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for note (1).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Certain significant items include the following:

	Three Months Ended
	March 31,
	2025	2024
Other restructuring charges and cost-reduction/productivity initiatives(a)	$—	$4
Other	6	2
Total certain significant items—pre-tax	6	6
Income taxes(b)	—	—
Total certain significant items—net of tax	$6	$6
(a)    For the three months ended March 31, 2024, primarily consisted of employee termination costs related to organizational structure refinements, partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	March 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$620	$642	(3)%	(10)%	7%
as a percent of revenue	27.9%	29.3%	NA	NA	NA
Adjusted SG&A expenses	554	544	2%	(2)%	4%
Adjusted R&D expenses	157	161	(2)%	—%	(2)%
Adjusted net income	662	634	4%	2%	2%	(4)%	6%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as revenue excluding the impact of foreign exchange and certain acquisitions and divestitures.
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ZOETIS INC.
2025 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2025 as of May 6, 2025	Full Year 2025 as of February 13, 2025 (Prior Guidance)
Revenue	$9,425 to $9,575	$9,225 to $9,375
Organic operational growth(a)	6% to 8%	6% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 28.5%	Approximately 28.0%
Adjusted SG&A expenses(b)	$2,340 to $2,390	$2,300 to $2,350
Adjusted R&D expenses(b)	$690 to $700	$680 to $690
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $180	Approximately $200
Effective tax rate on adjusted income(b)	Approximately 21%	Approximately 21%
Adjusted diluted EPS(b)	$6.20 to $6.30	$6.00 to $6.10
Adjusted net income(b)	$2,775 to $2,825	$2,700 to $2,750
Organic operational growth(a)(c)	5% to 7%	6% to 8%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $45	Approximately $30

The guidance as of May 6, 2025 reflects foreign exchange rates as of late April 2025. The prior guidance as of February 13, 2025 reflects foreign exchange rates as of late January 2025.
Reconciliations of 2025 reported guidance to 2025 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 28.7%	~ (0.1%)	~ (0.1%)	~ 28.5%
SG&A expenses	$2,365 to $2,415	~ $(15)	~ $(10)	$2,340 to $2,390
R&D expenses	$692 to $702		~ $(2)	$690 to $700
Interest expense and other (income)/deductions-net	~ $180			~ $180
Effective tax rate	~ 21%			~ 21%
Diluted EPS	$5.85 to $5.95	~ $0.10	~ $0.25	$6.20 to $6.30
Net income attributable to Zoetis	$2,630 to $2,680	~ $45	~ $100	$2,775 to $2,825
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	March 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,546	$1,450	7%	(2)%	9%	—%	9%
Livestock	645	720	(10)%	(5)%	(5)%	(12)%	7%
Contract Manufacturing & Human Health	29	20	45%	(6)%	51%	—%	51%
Total Revenue	$2,220	$2,190	1%	(4)%	5%	(4)%	9%

U.S.:
Companion Animal	$973	$898	8%	—%	8%	—%	8%
Livestock	210	265	(21)%	—%	(21)%	(19)%	(2)%
Total U.S. Revenue	$1,183	$1,163	2%	—%	2%	(4)%	6%

International:
Companion Animal	$573	$552	4%	(6)%	10%	—%	10%
Livestock	435	455	(4)%	(8)%	4%	(8)%	12%
Total International Revenue	$1,008	$1,007	—%	(7)%	7%	(4)%	11%

Companion Animal:
Dogs and Cats	$1,481	$1,384	7%	(2)%	9%
Horses	65	66	(2)%	(4)%	2%
Total Companion Animal Revenue	$1,546	$1,450	7%	(2)%	9%

Livestock:
Cattle	$358	$391	(8)%	(5)%	(3)%
Swine	111	127	(13)%	(6)%	(7)%
Poultry	106	139	(24)%	(4)%	(20)%
Fish	53	45	18%	(3)%	21%
Sheep and other	17	18	(6)%	(6)%	—%
Total Livestock Revenue	$645	$720	(10)%	(5)%	(5)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as revenue excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	March 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$1,008	$1,007	—%	(7)%	7%
Australia	75	73	3%	(5)%	8%
Brazil	88	101	(13)%	(19)%	6%
Canada	67	61	10%	(7)%	17%
Chile	34	31	10%	(1)%	11%
China	60	76	(21)%	(1)%	(20)%
France	40	41	(2)%	(4)%	2%
Germany	51	51	—%	(4)%	4%
Italy	29	28	4%	(5)%	9%
Japan	36	37	(3)%	(5)%	2%
Mexico	37	44	(16)%	(15)%	(1)%
Spain	33	32	3%	(4)%	7%
United Kingdom	77	77	—%	(1)%	1%
Other developed markets	133	127	5%	(6)%	11%
Other emerging markets	248	228	9%	(8)%	17%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
Note: operational revenue results are not reflective of organic operational results.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	March 31,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,183	$1,163	2%	—%	2%
Cost of Sales	199	217	(8)%	—%	(8)%
Gross Profit	984	946	4%	—%	4%
Gross Margin	83.2%	81.3%
Operating Expenses	205	190	8%	—%	8%
Other (income)/deductions-net	—	—	—%	—%	—%
U.S. Earnings	$779	$756	3%	—%	3%

International:
Revenue	$1,008	$1,007	—%	(7)%	7%
Cost of Sales	302	313	(4)%	(14)%	10%
Gross Profit	706	694	2%	(4)%	6%
Gross Margin	70.0%	68.9%
Operating Expenses	154	159	(3)%	(7)%	4%
Other (income)/deductions-net	1	—	*	*	*
International Earnings	$551	$535	3%	(4)%	7%

Total Reportable Segments	$1,330	$1,291	3%	(2)%	5%

Other business activities(c)	(129)	(132)	(2)%
Reconciling Items:
Corporate(d)	(271)	(288)	(6)%
Purchase accounting adjustments(e)	(32)	(37)	(14)%
Certain significant items(f)	(6)	(6)	—%
Other unallocated(g)	(82)	(81)	1%
Total Earnings(h)	$810	$747	8%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)    Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, as well as a loss on assets held for sale and the impact of divestiture gains and losses.
(g)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(h)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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